Exhibit 99.1

CohBar, Inc. Announces First Quarter 2018 Financial Results

Menlo Park, California – May 15, 2018 – CohBar, Inc. (NASDAQ: CWBR) (“CohBar” or the “Company”), an innovative biotechnology company developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today reported its financial results for the first quarter ended March 31, 2018.

“We raised $4.6 million in additional funding since the beginning of the year to further support our pre-clinical and clinical activities,” said Simon Allen, CohBar CEO, “and our latest findings regarding CB4211’s novel mechanism of action were accepted for presentation at a major scientific conference next month. Our planned clinical entry will mark significant milestones both for CohBar’s transition to a clinical-stage company, and for the transformation of naturally occurring mitochondrial peptides into a novel class of therapeutics for the potential treatment of a range of age-related diseases.”

Recent and First Quarter 2018 Business and Preclinical Development Highlights:

•	CB4211 Mechanism of Action Findings Accepted for Presentation at Major Scientific Conference in June. The Company will be presenting its findings to date about the molecular mechanisms underlying CB4211’s efficacy in animal models of NASH at a major scientific conference in June 2018. The Company’s ongoing investigation identified CB4211’s interaction with a cell-surface receptor that plays a key role in metabolic regulation.

•	Completed Private Placement. With the final closing in April 2018, the Company issued and sold a total of $3.9 million of non-convertible unsecured promissory notes, together with warrants to purchase 780,500 shares of the Company’s common stock. Insider participation accounted for more than $500,000 of the financing. An additional $0.7 million was raised from warrant and option exercises during the first quarter.

•	Investment and Scientific Community Outreach. During the first quarter, CohBar’s CEO Simon Allen presented an overview of the Company and its clinical development program at the H.C. Wainwright & Co. 2nd Annual NASH Investor Conference, and met with institutional investors and NASH scientific and medical experts at the BIO CEO and Investor Conference, and at the 30th Annual ROTH Conference.

First Quarter 2018 Financial Highlights

●	Cash and Investments. CohBar had cash, cash equivalents and investments of $8,456,656 on March 31, 2018, compared to $8,452,459 on December 31, 2017.

●	R&D Expenses. Research and development expenses were $2,680,983 in the three months ended March 31, 2018 compared to $1,292,780 in the prior year first quarter. The increase was due primarily to costs related to our clinical and IND-enabling activities, and an increase in stock-based compensation for option grants made during the current year quarter, and for prior grants to consultants that are revalued at each balance sheet date.

●	G&A Expenses. General and administrative expenses were $913,088 in the three months ended March 31, 2018, compared to $940,089 in the prior year quarter. The decrease in general and administrative expenses were related to lower stock-based compensation costs compared to the prior year first quarter, offset by increases in insurance premiums and directors fees related to the addition of a new Board member announced at the end of 2017.

●	Net Loss. For the three months ended March 31, 2018, net loss was $3,586,585, or $0.09 per basic and diluted share, compared to a net loss of $2,232,110, or $0.06 per basic and diluted share, for the three months ended March 31, 2017.

CohBar will not be hosting a first quarter 2018 investor conference call. The Company will be conducting an investor teleconference in conjunction with its Annual Shareholder Meeting scheduled for June 19, 2018. Details of the Annual Shareholder Meeting will be announced in early June.

About CohBar’s Lead Program

CohBar’s lead preclinical development program is based on MOTS-c, a mitochondrial-derived peptide (MDP) that was discovered in 2012 by CohBar founder Professor Dr. Pinchas Cohen and his academic collaborators, whose research has shown that MOTS-c plays a significant role in the regulation of metabolism. The Company has developed CB4211, a novel and improved analog of MOTS-c, which has demonstrated significant therapeutic potential in preclinical models of nonalcoholic steatohepatitis (NASH) and obesity.

About CohBar

CohBar is an innovative biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides encoded within the mitochondrial genome called mitochondrial-derived peptides (MDPs), some of which have been shown to regulate metabolism and cell death, and whose levels declined with age. CohBar’s efforts focus on the discovery of new MDPs, and their development into novel MBTs that offer the potential to address a broad range of age-related diseases with underlying metabolic dysfunction, including obesity, nonalcoholic steatohepatitis (NASH), Type 2 diabetes, cancer, and cardiovascular and neurodegenerative diseases. To date, the Company and its founders have discovered more than 100 MDPs.

For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations for its lead candidate program, including anticipated timing and results of its clinical trials, statements regarding the therapeutic potential of these and other mitochondria based therapeutics, and statements regarding our financing plans. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated commencement and completion dates for initial clinical studies, as well as the possibility of unfavorable study results, including unfavorable new data and additional analyses of existing data; risks associated with initial data, including the risk that results of additional pre-clinical or clinical studies may be different from (including less favorable than) the earlier data results and may not support further clinical development. Additional risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and obtain financing necessary to continue its operations and fund its candidate programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor and Media Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888, Option 3

jeff.biunno@cohbar.com

CohBar, Inc.

Condensed Balance Sheets

	As of
	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,960,588	$2,823,450
Investments	1,496,068	5,629,009
Prepaid expenses and other current assets	418,392	164,274
Total current assets	8,875,048	8,616,733
Property and equipment, net	159,562	176,531
Intangible assets, net	21,042	23,051
Other assets	46,904	46,904
Total assets	$9,102,556	$8,863,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$439,347	$492,015
Accrued liabilities	271,780	249,158
Accrued payroll and other compensation	532,884	503,133
Total current liabilities	1,244,011	1,244,306
Note payable, net of debt discount and offering costs of $741,238 and $0 as of March 31, 2018 and December 31, 2017, respectively	1,401,262	-
Total liabilities	2,645,273	1,244,306

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares; No shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares; Issued and outstanding 39,956,147 shares as of March 31, 2018 and 39,439,505 as of December 31, 2017	39,956	39,440
Additional paid-in capital	34,246,600	31,822,161
Accumulated deficit	(27,829,273)	(24,242,688)
Total stockholders’ equity	6,457,283	7,618,913
Total liabilities and stockholders’ equity	$9,102,556	$8,863,219

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended March 31,
	2018	2017

Revenues	$-	$-

Operating expenses:
Research and development	2,680,983	1,292,780
General and administrative	913,088	940,089
Total operating expenses	3,594,071	2,232,869
Operating loss	(3,594,071)	(2,232,869)

Other income (expense):
Interest income	10,960	2,163
Interest expense	(1,409)	(1,345)
Amortization of debt discount and offering costs	(2,065)	(59)
Total other income	7,486	759
Net loss	$(3,586,585)	$(2,232,110)
Basic and diluted net loss per share	$(0.09)	$(0.06)
Weighted average common shares outstanding - basic and diluted	39,674,563	35,788,158

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